                                                                   EXHIBIT 10.23
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                               PROPERTY ADDRESS

                             CYPRESS BUSINESS PARK
                                685 Clyde Avenue
                            Mountain View, CA 94043



                                   INDUSTRIAL

                                     LEASE

                                    BETWEEN



                        THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                                    LANDLORD

                                      AND


                              SILICON GAMING, INC.


                                     TENANT

                               January   __, 1997

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                               INDUSTRIAL LEASE
                               ----------------


          THIS LEASE is made as of the __ day of January, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and SILICON GAMING, INC., a California corporation ("Tenant"), for space in the building located at 685 Clyde Avenue Mountain View, CA 94043 (such building, together with the land upon which it is situated, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:


SCHEDULE

1.  Premises                             685 Clyde Avenue, Mountain View, CA

2.  Rentable Square Feet of Premises:    28,800 (Approx.)

3.  Term                                 One Hundred Eight  (108) Months,
                                         Commencing on the Commencement Date
4.  Base Rent:

    Period from/to                       Monthly
    --------------                       ----------
    Months: 1-12                         $27,360.00
           13-108                        $ (See Section 2.c)


5.  Tenant's Share of CAM Charges:       24.42%

6.  Security Deposit:                    $ (see Section 17)

7.  Broker(s):                           The Galbreath Company (Tenant)
                                         CPS (Landlord)

8.  Commencement Date                    MARCH 1, 1997

9.  Landlord's Notice Address:           The Voit Companies
                                         1111 Broadway, Suite 1510
                                         Oakland, CA 94506
                                         RE:  Cypress Business Park
    with a copy to:                      The Prudential Insurance
                                         Company of America
                                         2029 Century Park East, Suite 2050
                                         Los Angeles, CA 90067
                                         ATTN: Real Estate Investments,
                                               Vice President

    and                                  The Prudential Insurance
                                         Company of America
                                         4 Embarcadero Center Suite 2700
                                         San Francisco, CA 94111
                                         ATTN: Regional Counsel

10. Tenant's Notice Address:             Silicon Gaming Inc.
                                         2800  West Bayshore road
                                         Palo Alto, CA  94303
                                         Attn: Chief Financial Officer

                                         with a copy to:

                                         Silicon Gaming, Inc.
                                         685 Clyde Avenue
                                         Mountain View, CA  94043
                                         ATTN:  General Manager



11. Exhibits:                            A.   Floor Plan

                                         B.   Tenant Improvements Construction
                                              Agreement

                                         C.   Commencement Memorandum

                                         D.   Rules and Regulations

1.        DEMISING CLAUSE

Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached
                         -------
hereto as Exhibit A. subject to the covenants and conditions set forth in this
          ---------
Lease, for a term (the "Term") commencing on the date described in Item 8 of the
                                                                   ------
Schedule (the "Commencement Date") and expiring on the last day of the Term specified in the Schedule, subject, however, to paragraph 7 of the Tenant Improvement Construction Agreement attached hereto as Exhibit B. (the
                                                      ---------
"Expiration Date"), unless terminated earlier as otherwise provided in this Lease.

2.        RENT

a.        Definitions. For purposes of this Lease, the following terms shall
          ------------
have the following meanings:

i. "Common Areas" shall mean the parking, landscaping, sidewalks and other common areas of the Project.

ii.       "Project" shall mean the project commonly known as Cypress Business
Park.

iii. "Expenses" shall mean (1) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Common Areas and supporting facilities and such other matters as are the responsibility of Landlord hereunder, including, without limitation, reasonable management fees related to the Project (provided, however, that such fee shall not exceed the management fees generally charged by comparable managers of properties such as the Premises and Project in the market area of the Project), all as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied; (2) costs, or a portion thereof, properly allocable to the Common Areas of any capital improvements made to the Common Areas by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within Common Areas (such as an energy management computer system), subject to amortization, as provided below; and (3) costs properly allocable to the Building or Common Areas of any capital improvements made to the Building or Common Areas by Landlord that are required under any governmental law or regulation that was not applicable to the Building and Common Areas at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Building. Wherever this Lease authorizes capital expenses to be charged as Expenses, capital costs shall be amortized over the life of any relevant improvement, together with interest at the rate of ten percent (10%) on the unamortized balance. Any repairs to the foundations or structural areas of the Building required pursuant to Section 8.b hereof shall not be charged as
                              -----------
Expenses unless such repairs result from a legal requirement applicable to the Building which is required to be paid by Landlord thereunder and that comes into effect after the Commencement Date of the Lease. As used herein, the term "capital improvement" shall mean any replacement, work, improvement, alteration or repair the cost of which is considered a capital expense under GAAP.

Notwithstanding anything to the contrary in the foregoing paragraph, in no event shall "Expenses" include any of the following: (i) Repairs or other work occasioned by fire, windstorm or other casualty or by exercise of the right of eminent domain; (ii) Leasing commissions, attorney's fees, costs and disbursements and expenses incurred in connection with negotiations or disputes with tenants, other occupants of the Project, or prospective tenants or other occupants; (iii) Expenses of renovating or otherwise improving or decorating, painting or redecorating the Premises of Tenant or any other occupants of premises within the Project, or vacant tenant space; (iv) Cost of damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord's agents, employees, contractors, invitees, or other tenants in the Project; (v) Depreciation on the Building, Project, Common Areas or any personal property associated therewith; (vi) Costs of a capital nature except to the extent expressly permitted to be charged as "Expenses" hereunder, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools all determined in accordance with generally accepted accounting principles, except for the yearly amortized portion of said capital costs, as permitted in this Lease; (vii) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant of the Building or Project; (viii) Costs incurred due to violation by Landlord (or any other tenant), of the terms and conditions of this Lease or any such tenant's lease; (ix) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services rendered in connection with the Building or Project, to the extent that the cost of such services exceeds the costs for such services from unrelated third parties offering such services in the market area of Building or Project; (x) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease, or rental or lease payments by the Landlord for the parking portions of the Common Areas; (xi) Landlord's general corporate overhead and general administrative expenses, excluding however any components of covered by the management fee charged hereunder; (xii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xiii), Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature; (xiv) All items and services for which Tenant reimburses Landlord or pays third persons directly; (xv) All costs and expenses for which Landlord receives full reimbursement from any tenant in the Project or any third party; (xvi) Advertising and promotional expenditures, excluding any such expenses covered by the management fee charged hereunder; and (xvii) other expense which under generally accepted accounting principles and practice would not be included as normal maintenance or operating expenses by comparable managers of comparable Projects in the market area of the Project.

iv. "Rent" shall mean Base Rent, Adjustment Rent, and any other sums or charges due from Tenant hereunder. This Lease is intended to be a triple net lease, with all costs, expenses and charges (including the Expenses) allocated to the Premises to be paid by Tenant except as otherwise specifically provided in this Lease.

v. "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem
                                                                ----------
taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year
(a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall be the amount due and payable in such year.

vi.       "Tenant's Share" shall mean the percentage set forth in Item 5 of the
                                                                  ------
Schedule.

b.        Components of Rent. Tenant agrees to pay the following amounts to
          -------------------
Landlord at the office of the Building or at such other place as Landlord designates:

i. Base rent ("Base Rent") to be paid in monthly installments in the amounts set forth in Item 4 of the Schedule, in advance on or before the first
                     ------
day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

ii. Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Share of Expenses and Taxes for any calendar year (or in the event Tenant shall occupy the Premises for a portion of a year, any portion of the year during which Tenant shall occupy the Premises). Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year, as shown in said statement, minus any payments of estimated Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease, unless the Term has expired and Tenant is not in default hereunder, in which case such amount shall be refunded to Tenant promptly after determination of said overpayment. In no case shall any overpayment by Tenant earn interest.

c.        Increase of Rent.   The Base Rent shall be adjusted upward every year
          ------------------
of the term hereof, based on the increase in the Consumer Price Index ("CPI"). The first increase in Base Rent pursuant to this paragraph shall be effective beginning with the rent payable on the first (1st) day of the thirteenth (13th) month of the Term, and subsequent increases shall be effective every twelve (12) months thereafter. Rent shall be determined based on the increase in the CPI from the Commencement Date, or the last Rent Determination Date (as defined herein), as the case may be, to a date that is thirty (30) days prior to the effective date of any increase hereunder (the "Rent Determination Date"). "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series) (CPI-W), All Items, for the San Francisco-Oakland-San Jose area (1982-1984 equals 100) of the United States Department of Labor Bureau of Labor Statistics, over the relevant period. If such index is no longer published at any time, the Consumer Price Index shall mean a comparable index reasonably selected by Landlord. Notwithstanding the foregoing, in no event shall the Base Rent for any twelve month period covered hereby be less than the Base Rent in effect on any Rent Determination Date, and in no event shall any increase under this paragraph be less than five percent (5%), nor more than eight percent (8%) of the rent in effect as of the Rent Determination Date. Landlord shall notify Tenant as soon as possible following the Rent Determination Date of the Base Rent applicable for the next twelve month period.

d.        Payment of Rent. The following provisions shall govern the payment of
          ----------------
Rent: i. if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for such month shall be prorated accordingly; ii. all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; iii. any sum due from Tenant to Landlord which is not paid within thirty (30) days of the date due shall bear interest from the date due until the date paid at the annual rate of ten percent (10%) from the date the payment was due (or the first business day thereafter), which rate shall not exceed the maximum rate permitted by law (the "Default Rate"); and, in addition, in recognition of the fact that Landlord will incur certain administration costs and other damages, the amount of which are not readily quantifiable, but of which the Late Charge (as defined herein) shall be an approximation, Tenant shall, in addition to interest at the Default Rate, pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment (the "Late Charge"); iv. Tenant shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within ninety (90) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such ninety (90) day period, such statement shall be considered as final and accepted by Tenant; v. in the event of the termination of this Lease prior to the determination of any Adjustment Rent , Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease;
vi. no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; vii. Landlord may at any time change the fiscal year of the Building; viii. each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and ix. if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

e.        Allocation of Rent Abatement for Tax Purposes. Landlord and Tenant
          ----------------------------------------------
agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.


3.        USE

a. Tenant agrees that it shall occupy and use the Premises only for general office, sales, the testing and review of software products and the manufacture and assembly of electronic or computer equipment and other legal uses reasonably related to the above, and for no other purposes. Tenant shall comply with all present and future federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises other than commercially reasonable amounts of such substances for general office purposes, without the prior written consent of Landlord and then only in compliance with all applicable environmental laws, provided nothing in this Paragraph 3 or elsewhere in this Lease shall be construed as imposing
        -----------
on Tenant any obligation to remediate or clean up any hazardous materials or toxic substances except to the extent resulting from the willful act or negligence of Tenant or its employees, agents, contractors or invitees. Further, Landlord, at its sole cost, shall perform all seismic upgrades to the Building or Project required by applicable laws, unless the Premises are in compliance with seismic requirements as of the date Tenant commences its construction and such upgrade is required as a result of a specific improvement Tenant proposes to make pursuant to the Tenant Improvement Construction Agreement. If as a result of Tenant's use of the Premises i. the amount of insurance premiums payable by Landlord for insurance maintained for or in respect to the Building is increased, ii. any such insurance coverage is decreased, or iii. cancellation or refusal to renew any such insurance policy is threatened, Landlord shall so notify Tenant, whereupon Tenant shall immediately pay any such increased premium or cease any such use, failing which (or in the event of a threatened cancellation or refusal to renew any such insurance policy which may not be cured by the payment of an additional premium), Landlord shall have the right, in addition to Landlord's other rights and remedies hereunder, to terminate this Lease upon written notice to Tenant, effective on the date set forth in such notice.

b. "Hazardous Substance" shall mean the substances including within the definitions of the term "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., and the California Carpenter-Presley-Tanner
                    -------
Hazardous Substance Account Act, California Health & Safety Code Section 25300

et seq., and regulations promulgated thereunder, as amended.  "Hazardous Waste"
-------
shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and regulations promulgated pursuant thereto,
                    -------
collectively "RCRA", or (b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code Section 25100 et. seq., and regulations promulgated
                                     ---------
pursuant thereto, collectively "CHWCL". "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL.

     i. Tenant covenants that, at its sole cost and expense, it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes, and Tenant will provide Landlord with copies of all permits, registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, the requirements of
                                                  ---------
     the Board of Fire Underwriters or Landlord's insurance carrier, and to comply with covenants, conditions and restrictions ("CC&R's") applicable to the Building.

     ii. Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required. Nor shall Tenant store any Hazardous Wastes on the Premises for ninety (90) days or more.

     iii. Tenant agrees to comply with all applicable laws, rules, regulations, orders, and permits relating to underground storage, tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health and Safety Code, Section 25281(u), including, without limitation, complying with California Health and Safety Code Sections 25280-25299.6 and the regulations promulgated thereunder. Tenant shall furnish to Landlord copies of all registrations and permits for all underground storage tanks.

     iv. If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date and within sixty (60) days of any change in the required information and/or documentation:

          (1) A list of all hazardous substances and/or wastes that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

          (2) Copies of all Material Safety Data Sheets ("MSDS's") required to be completed with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations
          Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu of this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDS's.

          (3) Copies of all hazardous waste manifests, as defined in Title 22, California Code of Regulations Section 66481, that Tenant is required to complete in all connections with its operations at the Premises.

          (4) A copy of any Hazardous Materials Management Plans required with respect to Tenant's operations.

          (5) Copies of any Contingency Plans and Emergency Procedures required of Tenant due to its operations in accordance with Title 22, Chapter 30, Article 20, of the California Code of Regulations, and any amendments thereto.

          (6) Copies of any biennial reports to be furnished to California Department of Health Services relating to hazardous substances or wastes.

          (7)  Copies of all industrial waste water discharge permits.

     c. Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 17, California Code of Regulations Sections 30100(w) and (z) or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant in connection with any authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation shall:

          i. Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

          ii. Furnish Landlord with a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed; and

          iii. Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or radioactive materials or radiation.

     d. Tenant agrees to comply with any and all applicable laws, rules, regulations, and orders with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials. Tenant agrees to notify Landlord in writing of any unauthorized release into the environment within twenty-four (24) hours of the time at which Tenant becomes aware of such release.

     e. Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, (including diminution in value or loss of rental value following expiration or earlier termination of the Term) liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any unauthorized release by Tenant or its employees, agents, contractors or invitees into the environment of hazardous substances or wastes or radiation or radioactive materials by Tenant or any of Tenant's agents, contractors or invitees, or Tenant's failure to comply with Subparagraphs (a)-(h) of this section of the Lease.

     f. Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances wastes or radiation or radioactive materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner. Additionally, Landlord shall have the right at any time during the term if it reasonably suspects that hazardous substances or hazardous wastes have been disposed at the Premises in a manner or in such amounts as would violate any applicable law, conduct an environmental audit of the Premises and Tenant shall reimburse Landlord for the cost of such audit within thirty (30) days after billing If such audit reveals that Tenant or any of Tenant's agents, contractors or invitees has released or caused to be released such substances into the Building or Project. Furthermore, if at any time during the term of this Lease, Tenant shall store, use, or dispose of hazardous substances at the Premises, other than commercially reasonable amounts of such substances for normal office uses, Landlord may, at Tenant's expense conduct such an environmental review of the Premises at any time during the last six (6) months of the Term of this Lease.

     g. Notwithstanding Landlord's rights of inspection and review under this paragraph, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph.

     h. On or before the Commencement Date, Landlord shall provide Tenant with copies of any surveys in its possession regarding hazardous materials that may be located in, on, about or under the Premises or Common Areas. Landlord hereby warrants to Tenant that as of the date of this Lease, it has received no written notice that the Premises, Project or Common Areas are in violation of any applicable Hazardous Materials Laws. Notwithstanding the foregoing, Tenant shall have the right to conduct any and all investigations of the Property, subject to Landlord's reasonable supervision as it shall deem suitable to assure itself of matters related to the environmental condition of the Property and shall rely on its own investigations in assessing the environmental condition of the Premises, Project and Common Areas.

     i.   This Section 3 of the Lease shall survive termination of the Lease.
               ---------

4.        CONDITION OF PREMISES

Landlord warrants that the mechanical, electrical, plumbing and other building systems, foundations, exterior walls truck door, windows, skylights, and the roof, roof membranes, sidewalks, parking areas and other structural components of the Building and the Common Areas are in good operating condition as of the date of delivery of the Premises to Tenant for the purposes of Tenant's commencement of its construction. Landlord further warrants that as of the date of delivery of the Premises to Tenant for the purposes of Tenant's commencement of its construction, it has received no written notice that the buildings or Common Areas are in violation of any applicable building codes or laws, including, without limitation, the Americans with Disabilities, Act, Title 24 or
any relevant seismic or structural requirements.   Subject to the foregoing
representations and warranties of Landlord, Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject to the provisions of

Exhibit B  and Landlord's representations set forth in the preceding sentence.
---------
No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building or the suitability of the Premises, Building or Project for Tenant's business, have been made by or on behalf of Landlord or relied upon by Tenant, except as set forth above or as provided in Exhibit B
                                             ---------

5.        BUILDING SERVICES

a.        Basic Services.  Landlord shall and shall repair maintain and operate
          ---------------
the parking areas, landscaping, sidewalks and other Common Areas associated with the Project, the cost of which shall be charged as Expenses.

b.        Electricity. The Premises shall be separately metered for electrical
          ------------
use. Electricity shall be distributed to the Premises by the electric utility
company serving the Building.   Tenant at its cost shall make all necessary
arrangements with the electric utility company for metering and paying for electric current furnished to the Premises.

c.        Telephones.  Tenant shall arrange for telephone service directly with
          -----------
one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building, and Landlord shall have no liability with respect thereto.

d.        Additional Services.   Tenant shall contract for its own Water, Gas,
          --------------------
Garbage Collection, Janitorial, and maintenance of the equipment serving the Premises and all other services that are not the responsibility of the Landlord hereunder. Notwithstanding the foregoing, Landlord shall have the option to maintain the HVAC on behalf of Tenant pursuant to Paragraph 8 hereof, and charge
                                                  -----------
Tenant for the cost attributable thereto, allocated as appropriate based on the
number of units covered by any applicable service contract.   Landlord shall not
be obligated to furnish any services other than those stated above.

e.        Failure or Delay in Furnishing Services. Tenant agrees that Landlord
          ----------------------------------------
shall not be liable for damages for failure or delay in furnishing any service by any of the public utilities that are required to furnish any such service, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease.

6.        RULES AND REGULATIONS

Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit "D" attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time, provided in the event of a conflict between the Rules and Regulations, as so amended and this Lease, the provisions of this Lease shall control. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not enforce such Rules and Regulations in a manner which unreasonably interferes with Tenant's use of the Premises.


7.        CERTAIN RIGHTS RESERVED TO LANDLORD

Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: a. to change the name or street address of the Building or the suite number of the Premises; b. to install, affix and maintain any and all signs on the exterior or interior of the Building; c. to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; d. to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; e. to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; f. to show or inspect the Premises at
reasonable times and, if vacated, to prepare the Premises for reoccupancy;   g.
to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and h. to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Building.


8.        MAINTENANCE AND REPAIRS

a.        Tenant's Obligation.  Except as provided in subsection b, below, and
          -------------------
subject to Landlord's representations and warranties as set forth in this Lease, Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, (excepting ordinary wear and tear, the effect of any latent defects and any damage Landlord is required to occur or maintain pursuant to any other provision of this Lease, e.g., Paragraphs 8.b, 11 and 12) excepted, including, without limitation, the HVAC system serving the Premises, if Landlord shall not elect to maintain the HVAC system. Tenant shall, when and if needed, make all repairs to the Premises, including, but not limited to; painting of the interior ceiling and floors, painting of the interior, windows, doors, plate glass and all
plumbing electrical and sewage located in the Premises.   Tenant hereby waives
all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

b.        Landlord's Obligations.  Landlord, at Landlord's expense, shall repair
          ----------------------
and maintain the roof structure, roof membrane, foundations and structural exterior walls of the Building except to the extent that the maintenance and repair are caused in whole or in part by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invitees, and are not covered by Landlord's insurance, in which case Tenant shall pay to Landlord the cost of the maintenance and repairs to the extent caused by Tenant, subject, however, to the provisions of Paragraph 10.c. Landlord shall, if it elects to do so, contract for the maintenance of the HVAC and charge the allocable costs thereof to Tenant. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein, provided the foregoing shall not be deemed to relieve Landlord of liability for failure to make any repairs, alterations or improvements required under this Lease. Landlord shall maintain the Common Areas subject to reimbursement of its expenses pursuant to Section 2.
                                                                      ---------
Notwithstanding the foregoing, Landlord shall not be required to upgrade any structural component of the Premises if the Premises are in compliance with seismic requirements as of the date Tenant commences its construction and such upgrade is required as a result of a specific improvement Tenant proposes to make pursuant to the Tenant Improvement Construction Agreement.

9.        ALTERATIONS

a.        Requirements. Tenant shall not make any replacement, alteration,
          -------------
improvement or addition to or removal from the Premises (collectively an "Alteration") that shall either (a) cost in excess of $10,000 or (b) affect a Building system, or the Building structure or external appearance without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such Alteration affects the structure or systems of the Building
or affects the exterior appearance of the Building.   Alterations permitted
hereunder without the consent of Landlord will be referred to as "Permitted Alterations." In the event Tenant proposes to make any Alteration that is not a Permitted Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval: i. detailed plans and specifications;
ii. the names, addresses and copies of contracts for all contractors (other than subcontractors who shall supply materials or services costing less than $5000 in connection with said work); iii. all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; iv. certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent, and any other parties designated by Landlord as additional insureds; and v. all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the Alteration. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the Alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the Alteration, security for the payment and completion of the Alteration in form and amount reasonably required by Landlord. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials reasonably established by Landlord for the Building. In addition, each Alteration shall be performed in compliance with all applicable governmental laws and regulations and insurance company requirements. Each Alteration that is not a Permitted Alteration shall be performed under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant's sole cost and expense in accordance with the provisions of Section 14 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested Alterations.

b.        Liens.  Upon completion of any alteration, Tenant shall promptly
          ------
furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or diligently contest and deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to contest and deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

c.        Americans With Disabilities Act.  Replacements, alterations,
          --------------------------------
improvements or additions to or removals from the Premises required to achieve compliance with the Americans With Disabilities Act ("ADA") shall be completed at Tenant's expense in accordance with the procedures set forth in paragraphs 9
A. and B. of this Lease. Landlord shall be responsible for the cost of any improvements required by the ADA to be made to the Building or Common Areas, to the extent any such requirement does not relate to Tenant's particular use of the Premises, but would be required for any tenant of the Building.


10.       INSURANCE AND INDEMNIFICATION

In consideration of the leasing of the Premises at the Rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

a.        Tenant's Insurance. Tenant, at its sole cost and expense but for the
          -------------------
mutual benefit of itself and Landlord, agrees to purchase and keep in force and effect during the Term hereof, insurance which is available at commercially reasonable rates and otherwise commonly carried by tenants in the area, under policies issued by insurers licensed to do business in the state in which the Building is located with a Best's rating of A-, class VIII or higher on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by perils covered under an All Risk Property Policy, and Boiler and Machinery Policy, in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord and its management agent as additional insureds and shall contain an agreed amount endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord and its managing agent as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less then Two Million Dollars ($2,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) general aggregate.

Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option, after giving Tenant no less than fourteen (14) days prior written notice of its election to do so, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor. When used in this Section 10. A the term "Landlord" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees.

b.        Landlord's Insurance.  Landlord agrees to purchase and keep in force
          ---------------------
and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) general aggregate, and All Risk property insurance with an agreed amount endorsement, on the Building and Common Areas, insuring 100% of replacement value (subject to customary deductibles in the market area of the property on policies maintained by commercial landlords of properties similar to the Premises and Project), subject to the reimbursement of the full amount thereof as Expenses. Notwithstanding the foregoing, during the time that Prudential shall own the Premises and Project, Prudential's insurance program maintained for its equity or separate account properties shall be deemed to
satisfy the foregoing.   Subject to the foregoing sentence, such insurance shall
provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.


c.        Risk of Loss.  By this Section 10, Landlord and Tenant intend that the
          -------------
risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty. This Paragraph 10.c shall
                                                    --------------
supersede any provision of this Lease that shall allocate liability for an insured event to Landlord or Tenant.

d.        Indemnification of Landlord.  Tenant shall indemnify and defend
          ---------------------------
Landlord, its employees and agents and save them harmless from and against any and all loss and against all claims, actions, damages, liability and expenses, in connection with loss of life, bodily and personal injury, or property damage arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or invitees or by anyone permitted to be on the Premises by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its employees or agents. In case Landlord, its employees or agents shall be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Lease.

11.       FIRE OR OTHER CASUALTY

a.        Destruction of the Building.  If fifty percent (50%) of the area of
          ----------------------------
the Building should be substantially destroyed by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored as set forth below.

b.        Destruction of the Premises.  If the Premises should be rendered
          ---------------------------
untenantable for the purpose for which they were leased, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

i. If, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days of the casualty and either Landlord or Tenant may elect, within fifteen (15) days thereafter, to
terminate this Lease.   If Tenant makes no election within such fifteen (15) day
period, Landlord shall then have the right, to be exercised within fifteen (15) days following the expiration of Tenant's election period, by giving written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion (as defined in Exhibit B) of the
                                                     ---------
reconstruction of the Premises. If Landlord fails to exercise such right, this Lease shall be terminated as of the date of the casualty, to which date Rent shall be apportioned and shall thereafter cease.

Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the Term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. If a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any extension options without first obtaining Landlord's written consent.

ii. If, in Landlord's reasonable judgment, the Premises are able to be restored within one hundred eighty (180) days to substantially the same condition as they were prior to such casualty, Landlord shall so notify

Tenant within fifteen (15) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty; Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion (as defined in Exhibit B) of the reconstruction
                                            ---------
repairs, and this Lease shall continue in full force and effect for the balance of the Term.

iii. In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within two hundred forty (240) days from the date of the casualty, except as a result of any of the occurrences set forth in subparagraph 25 (j) below, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

12.       CONDEMNATION

If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date that possession of such property is required to be delivered to the condemning authority. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, or if such condemnation affects the Common Areas but not the Premises, and after such condemnation Landlord shall have sufficient Common Areas in the Project to enable it to meet all of its obligations to tenants of the Project, including Tenant, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation and Tenant shall be entitled to an abatement of Rent based on the extent of Tenant's impairment of the use of its Premises. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation, except for such amount the condemning authority attributes to the value of Tenant's leasehold interest in the Premises and relocation expenses, but only to the extent that any such award to Tenant does not reduce the amount payable to
Landlord on account of such condemnation.   Tenant hereby assigns to Landlord
any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.


13.       ASSIGNMENT AND SUBLETTING

a.        Landlord's Consent.  Tenant shall not, without the prior written
          -------------------
consent of Landlord, which shall not be unreasonably withheld: i. assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or ii. permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, however, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall not be considered a Transfer, so long as the transferee of the Lease or any successor or surviving entity shall have a net worth not less than the net worth of Tenant as of the date of this Lease and shall otherwise agree in writing to be bound by this Lease.

b.        Standards for Consent.  If Tenant desires the consent of Landlord to a
          ----------------------
Transfer, Tenant shall submit to Landlord, at least twenty (20) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). Tenant shall also pay all reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer. Landlord's consent or lack thereof shall be provided within twenty (20) days of receipt of Tenant's notice. If Landlord shall not respond within such twenty
(20) day period, it shall be deemed to have consented to the proposed transfer. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: i. the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; ii. the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; iii. the transferee is a tenant of or negotiating for space in the Building; iv. the transferee is a governmental unit; v. Tenant is in Default under this Lease; or vi. in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Building or any other tenant's lease within it. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

c.        Recapture.    If Landlord consents to any Transfer, Tenant shall pay
          ----------
to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. Tenant shall have the right to deduct from such excess rent, on a pro-rata basis, Tenant's reasonable costs and expenses directly related to the Transfer including, but not limited to, broker's commissions, tenant improvements, and legal fees.


14.       SURRENDER

Upon expiration or sooner termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in substantially the same order and condition when received, except for, ordinary wear and damage by fire or other casualty or any other damage that Tenant has no
obligation to repair.   Tenant shall remove any of the initial improvements
required to be removed pursuant to Exhibit B hereof, at its sole costs and
                                   ---------
expense, prior to the surrender of the Premises, and restore any areas damaged by such removal to a reasonably good condition consistent with the required condition of the balance of the Premises under this paragraph. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 115% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.


15.       DEFAULTS AND REMEDIES

          a.   Default.  The occurrence of any of the following shall constitute
               --------
a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due, including, without limitation, Adjustment Rent, and such failure is not cured within three (3) business days after notice from Landlord (which notice may be in the form of a statutory notice to pay rent or quit); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord (unless the nature of the default is such that it cannot reasonably be cured in thirty (30) days, in which event Tenant shall not be in Default so long as Tenant commences the cure within thirty (30) days and thereafter diligently prosecute the cure to completion);
(iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons the Premises; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after any filing by Tenant or sixty (60) days after any involuntary filing.

          b.   Remedies Upon Tenant's Default.  Upon a Default, Landlord shall
               -------------------------------
have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord, but shall be applied to Tenant's obligations hereunder. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 15.b
                                                                 ------------
shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

     "THE LESSOR HAS THE REMEDY DESCRIBED IN CIVIL CODE SECTION 1951.4
     (LESSOR MAY CONTINUE THE LEASE IN EFFECT AFTER LESSEE'S BREACH OR ABANDONMENT AND RECOVER RENT AS IT BECOMES DUE, IF LESSEE HAS THE RIGHT TO SUBLET OR ASSIGN SUBJECT ONLY TO REASONABLE LIMITATIONS)."

Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (a) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (b) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (c) leasing commissions attributable to the new lease; (d) any other costs necessary or appropriate to relet the Premises; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Sections 15.b (1)
                                                               -----------------
and (2) is computed by allowing interest at the lesser of twelve percent (12%)
-------
per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 15.b.3 is
                                                          --------------
computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

          c.   Other Remedies. Landlord may but shall not be obligated to
               ---------------
perform any obligation of Tenant under this Lease and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          d.   Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee
               -----------
shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

          e.   Waiver of Trial by Jury. Landlord and Tenant waive trial by jury
               ------------------------
in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

          f.   Counterclaims.  Tenant hereby waives the right to interpose any
               --------------
counterclaim in any proceeding instituted by Landlord against Tenant to terminate the Lease, to obtain possession of the Premises, or to recover Rent.

          g.   Venue. If either Landlord or Tenant desires to bring an action
               ------
against the other in connection with this Lease, such action shall be brought in the federal or state courts located in the state in which the Building in located. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.


16.       HOLDING OVER

If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at one hundred fifty percent (150%) the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.


17.       SECURITY DEPOSIT

          a. On or before the Commencement Date, Tenant shall deliver to Landlord cash or a letter of credit having a term of at least one year (the "Letter of Credit") in an amount equal to the amounts expended by Landlord for leasing commissions and the amount reimbursed to Tenant for Tenant Improvements to be made pursuant to Exhibit B hereto, which amount is estimated by Landlord
                       ---------
to be approximately $196,762. Any Letter of Credit shall be reduced by 1/5 on each anniversary of the Commencement Date, provided when the balance shall be reduced to $34,848 (the "Minimum Balance") or less, Tenant shall deliver cash in the amount of the Minimum Balance in lieu of the Letter of Credit and the Letter of Credit shall be returned to Tenant. If the Letter of Credit is replaced with cash in excess of the Minimum Balance and the conditions to a reduction of the security shall have been met, then the amount of cash security shall be reduced on each anniversary of the Commencement Date to the amount of the Letter of Credit that would otherwise be required hereunder, and any excess shall be
promptly refunded to Tenant.   While any Letter of Credit is outstanding: 1.
Tenant shall replace the letter of credit at least thirty (30) days before the due date thereof, and if Tenant does not do so, Landlord shall be entitled to draw on the Letter of Credit for the full amount thereof and shall hold the proceeds thereof until applied as provided herein, or until Tenant delivers to Landlord a substitute Letter of Credit ; 2. the issuing bank and the form of the Letter of Credit shall be satisfactory to Landlord in its sole discretion; 3. if Landlord shall transfer the property, Tenant shall, provided Landlord shall agree as a condition to Tenant's obligation hereunder to replace such Letter of Credit, to return any superseded Letter of Credit to Tenant, cause its bank to issue a replacement letter of credit or amendment to any existing Letter of Credit naming the new owner as beneficiary, and if it fails to do so within ten
(10) business days after Landlord's request therefor, Landlord is authorized to cash the Letter of Credit and deliver the proceeds thereof to any successor owner, to be applied as provided herein; and 4) the Letter of Credit shall be security for Tenant's timely performance of its obligations hereunder, and if a default shall occur under the Lease, Landlord may cash the Letter of Credit and apply the proceeds thereof as described in the next succeeding subsection of this Paragraph.

          b. The Letter of Credit and any cash held by Landlord pursuant to the preceding subsection of this Paragraph (the "Security Deposit") shall be security for the performance of Tenant's obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) business days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit, except to the extent required by law. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. The Security Deposit or any balance thereof after applying said security deposit to the obligations of Tenant under this Lease, shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon transfer of the Security Deposit, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.


18.       [INTENTIONALLY DELETED]

19.       ESTOPPEL CERTIFICATE

a. Tenant shall within ten (10) business days following written request by Landlord:

          1. Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord:

               (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the rent and other charges are paid in advance, if any; and

               (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults; and

               (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

          Tenant's failure to deliver an estoppel certificate within ten
          (10) business days after delivery of Landlord's written request therefor shall be conclusive upon Tenant:

               (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord;

               (y) that there are then no uncured defaults in Landlord's performance; and

               (z)    that no rent has been paid in advance.


b. Landlord shall, within twenty (20) days following written request by Tenant execute and deliver to Tenant an estoppel certificate in a form reasonably satisfactory to Landlord certifying (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification, and (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults.

20.       SUBORDINATION

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate thereunder, and all amendments, renewals, modifications and extensions thereof unless such ground lease or ground lessor, mortgage or mortgagee, or trust deed or trustee or beneficiary, expressly provides or elects that the Lease shall be superior to such lease, mortgage, or trust deed. Without limiting the foregoing, such subordination may be effected by notice by any ground lessor, mortgagee, trustee or beneficiary to Tenant, or by a unilateral instrument of subordination executed by such mortgagee, trustee, or ground lessor and recorded in the records of the county in which the Building is located, without the necessity of written notice to or further agreement of Tenant. If any such mortgage or trust deed is foreclosed, or if any such ground lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be and regardless of whether such mortgagee or lessee shall have subordinated its interest to the interest of Tenant under this Lease, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be on the terms and conditions contained in this Lease, or shall execute a new lease with such purchaser at the foreclosure sale or to the lessor under such lease, as the case may be, on all of the terms and conditions contained in this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority, provided it shall be a condition of Tenant's obligation to execute any such subordination agreement that the beneficiary of such agreement agree in the same agreement that in the event of a foreclosure, such beneficiary shall recognize the Lease and Tenant's right to posses the Premises shall not be disturbed so long as it shall not be in Default under this Lease. If Tenant fails to execute and deliver any instrument or document required under this paragraph, within ten
(10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.


21.       QUIET ENJOYMENT

Landlord represents that it has the authority to enter into this Lease. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.


22.       BROKER

Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 7 of the Schedule (collectively, the "Broker") in connection with
         ------
this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.


23.       NOTICES

All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon actual receipt or refusal of delivery.

24.       MISCELLANEOUS

a.        Successors and Assigns. Subject to Section 14 of this Lease, each
          -----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Building at the time in question.

b.        Entire Agreement.  This Lease, and the riders and exhibits, if any,
          -----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

c.        Time of Essence.  Time is of the essence of this Lease and each and
          ----------------
all of its provisions.

d.        Execution and Delivery. Submission of this instrument for examination
          -----------------------
or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery.

e.        Severability. The invalidity or unenforceability of any provision of
          -------------
this Lease shall not affect or impair any other provisions.

f.        Governing Law. This Lease shall be governed by and construed in
          --------------
accordance with the laws of the state in which the Building is located.

g.        Attorneys' Fees.  In the event of a litigation arising out of this
          ----------------
Lease, the prevailing party shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by such party in any such action.

h.        Delay in Possession.  In no event shall Landlord be liable to Tenant
          --------------------
if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant. If the Commencement Date is so delayed and as a result would occur on a day other than the first day of the month; (i) the Commencement Date shall be further delayed until the first day of the following month, (ii) Tenant shall be allowed to take occupancy of the Premises prior to the Commencement Date, subject to all of the terms and conditions of this Lease and shall pay the pro-rata Rent for such partial month, and (iii) the Expiration Date shall be extended so that the Term will continue for the full period contemplated in the Schedule.

i.        Joint and Several Liability.  If Tenant is comprised of more than one
          ----------------------------
party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

j.        Force Majeure. Landlord shall not be in default hereunder and Tenant
          --------------
shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control ("Force Majeure").

k.        Captions. The headings and titles in this Lease are for convenience
          ---------
only and shall have no effect upon the construction or interpretation of this Lease.

l.        No Waiver. No receipt of money by Landlord from Tenant after
          ----------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

m.        Limitation of Liability. Any liability of Landlord under this Lease
          ------------------------
shall be limited solely to its interest in the Project (including sale proceeds, insurance proceeds and current rents), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

25.       PARKING

          Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions, including imposition of a reasonable parking charge, as may from time to time be established by Landlord, provided Tenant shall have at least 109 spaces allocated to it. Tenant acknowledges that parking is currently on a
first-come, first-served basis.   Tenant agrees not to use in excess of the
number of spaces allocated to it and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, so long as the number of spaces allocated to Tenant shall not be reduced unless Landlord is required by law to do so. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

26.       SIGNAGE

          Tenant shall be entitled to a monument sign identifying its Premises of a size and configuration consistent with the character of the Project and any other signs in the Project, provided the sign shall be reasonably visible from Highway 101 and provided further that the final plans relating to any such monument sign shall be approved by Landlord in its reasonable discretion.

IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.


                              LANDLORD:
                              --------

                              VOIT MANAGEMENT COMPANY, L.P., Managing
                              Agent for THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation





                              By:  Mary Davis
                                   ----------
                              Title:  Vice President
                                      ----------------



                              TENANT:
                              ------

                              SILICON GAMING, INC.  a California corporation

                              By:  Thomas E. Carlson
                                   ------------------

                              Title:  Vice President & CFO
                                      ----------------------

                                                                       EXHIBIT A
                                                                  TO LEASE DATED
                                                              January   __, 1997
                                                              Between Prudential
                                                        and Silicon Gaming, Inc.



                                   SITE PLAN



(Site plan shown for the Mountain View, CA facility)

                                                                       EXHIBIT B
                                                                  TO LEASE DATED
                                                              January   __, 1997
                                                              Between Prudential
                                                        and Silicon Gaming, Inc.



                   TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT
                   ------------------------------------------
           (Tenant Designs and Constructs with Landlord Supervision)


This Tenant Improvements Construction Agreement("Agreement") is part of the Lease dated January __, 1997 between Prudential Insurance Company of America and Silicon Gaming, Inc. ("Lease") relating to certain premises ("Premises") which are more particularly described in Exhibit A of this Lease. Landlord and
                                         ---------
Tenant agree as follows with respect to the Tenant Improvements to be installed in the Premises:

1.   PLANS AND SPECIFICATIONS.  Plans and specifications and Working Drawings
     ------------------------
     sufficient for the construction of the Tenant Improvements to be installed in the Premises (the "Drawings") shall be prepared by Tenant's Architect ("Architect") and submitted to Landlord. Within five (5) business days after Drawings have been delivered to Landlord, Landlord shall reasonably approve or disapprove the preliminary plans and specifications, provided Landlord shall specify in writing any objections it shall have to the Drawings. If Landlord fails to disapprove the Drawings, within five (5) business days after delivery thereof to Landlord, the Drawings shall be deemed approved. If Landlord reasonably disapproves the Drawings,
     Landlord shall, in its notice of disapproval, provide sufficient information to Architect so that revised Drawings can be prepared. If Landlord and Tenant shall disagree on any aspect of the Drawings, Landlord and Tenant will meet and promptly attempt to resolve any differences. Architect shall revise the Drawings based on Landlord's suggested changes or the changes agreed between Landlord and Tenant, and resubmit the revised Drawings until the parties are able to agree on the final form of Drawings. The parties will agree on the final form of Drawings within twenty (20) business days of the date of Architect's initial submittal, provided in any and all events Landlord shall have at least three (3) business days to
     review and respond to the final version of the Drawings.    The working
     drawings and specifications which have been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings." At the time of final approval of the Working Drawings, Landlord shall specify which of the improvements shown on the Working Drawings shall be required to be removed by Tenant at Tenant's sole costs, upon the expiration of the Term and/or surrender of the Premises.

2.   CONSTRUCTION OF TENANT IMPROVEMENTS.
     -----------------------------------

     A.   Tenant Improvement Allowance.  Tenant shall be granted an allowance
          ----------------------------
          in the amount of $ 72,000.00 ($2.50/rsf) to be applied for the purposes provided in this Agreement (the "Tenant Improvement Allowance").

     B.   Construction by Tenant.  Tenant shall cause construction of the
          ----------------------
          Tenant Improvements to be completed in a good and workmanlike manner, in compliance with all laws, including, without limitation, the Americans with Disabilities Act, and at Tenant's sole cost and expense (except for the items to be completed by Landlord hereunder), subject to the payment of the Tenant Improvement Allowance. Tenant shall competitively bid the work to be completed hereunder to at least two (2) general contractors reasonably satisfactory to Landlord, and shall select the lowest bid, after adjusting the assumptions of each bid to provide an "apples to apples" comparison of cost. The final Construction Contract, including, without limitation, the schedule of progress payments and the amount of retention provided therein shall be subject to the reasonable approval of Landlord. The Tenant Improvements cost ("Tenant Improvements Cost") to be paid by Landlord, up to the Tenant Improvement Allowance shall include, but not be limited to:

          (i) Costs to demolish the existing Tenant Improvements and fixtures on each floor;

          (ii) Costs of any structural or ADA upgrades required as a result of Tenant's construction, but excluding any costs repair of any patent or latent structural defects or of ADA compliance that are the responsibility of Landlord under the Lease;

          (iii) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Tenant Improvements, and engineering costs and calculations;

          (iv) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority (e.g., the City in which the Building is located);
                  ----

          (v) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

          (vi) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the contractor's fee for overhead and profit, the cost of all of contractor's on-site supervisory and administrative staff, office, equipment and temporary services provided in connection with construction of the Tenant Improvements;

          (vii) Costs of installing telecommunications and electrical facilities, equipment and wiring necessary for Tenant's use and costs of reinforcing floors if required in connection with the particular proposed improvements to be constructed by Tenant and not otherwise generally required by code, but not structural seismic improvements, which shall be made by Landlord, unless the Premises are in compliance with seismic requirements as of the date Tenant commences its construction and such upgrade is required as a result of a specific improvement Tenant proposes to make pursuant to the Tenant Improvement Construction Agreement, in which case Tenant shall bear the cost of such upgrade;

          (viii) Sewer connection fees, if any;

          (ix) A supervision Fee payable to Landlord in the amount of two percent (2%) of the total construction cost;

          (x) Fire and Builder's All-Risk insurance and public liability insurance premiums and fees; and

          (xi) Tenant's moving costs and the costs to cable the Premises for telephone and electrical service.



3.   PAYMENT OF TENANT IMPROVEMENT COSTS.  Tenant shall on or after the date of
     -----------------------------------
     substantial completion of the work, present Landlord with a request for payment in an amount not to exceed the Tenant Improvement Allowance. Together with such request for payment, Tenant shall provide (a) a certificate of the Architect certifying the completion of the Tenant Improvements in accordance with the Approved Working Drawings; (b) invoices covering all items for which payment is requested; (c) unconditional, final waivers of lien from the Contractor and each subcontractor or materials supplier to be paid in connection with the work, covering the work performed by such contractor subcontractor or materials supplier who shall supply in excess of $5,000 of materials and/or services to the Work; (d) reasonably detailed working drawings showing the final improvements constructed by Tenant and (e) a conditional certificate of occupancy authorizing Tenant to occupy the Premises. If Tenant shall fail to provide full and final unconditional waivers of lien for the contractor and all subcontractors and material suppliers performing work or supplying materials in connection with the work, Landlord may withhold payment of the Tenant allowance until such time as the period for the filing of any liens in connection with the work has expired. Otherwise, Landlord shall pay the amount requested within twenty (20) days after Tenant's submittal of its request for payment, together with all supporting information. If Tenant prepares final "as-built" plans and specifications, it shall cause a copy thereof to be prepared for Landlord and shall deliver such copy to Landlord promptly after Tenant's receipt thereof. If Tenant shall not have requested disbursement of the Tenant Improvement Allowance within one hundred twenty (120) days after the execution of the Commencement Date Memorandum, Landlord shall have no further obligation to fund or credit any remaining Tenant Improvement Allowance to Tenant.

4.   [INTENTIONALLY DELETED]

5.   CHANGE REQUESTS.  No material changes to the Approved Working Drawings
     ---------------
     shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed beyond five (5) business days; provided, however, that no change request shall affect the structure of the Building and provided further if such change request is not disapproved by Landlord within said five (5) business day period, it will be deemed approved . Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made.

6.   COOPERATION.  Landlord and Tenant shall cooperate and diligently assist the
     -----------
     architect, engineer or space planner in completing the Approved Working Drawings and specifications and the Contractor in completing construction of the Tenant Improvements. Tenant shall comply with Landlord's reasonable requirements in connection with the scheduling and conduct of the work in order to minimize an disruption to the operation of the Building.

7.   RENT COMMENCEMENT DATE.  The "Commencement Date" of this Lease shall be the
     ----------------------
     earlier of (a) March 1, 1997, (b) the date of substantial completion of the Premises or (c) the date that Tenant shall commence its business operations from Premises. As used herein (and throughout the lease), the term "substantial completion" shall mean the date on which all of the following have occurred: (i) the work contemplated has been completed substantially in accordance with the plans and specifications therefor in a good and workmanlike manner and in compliance with applicable laws and
     (ii) a certificate of occupancy or other governmental approval shall have been issued which shall permit the legal occupancy of the Premises. The Commencement Date with respect to any portion of the Premises covered under this paragraph shall be deferred for one (1) day for each day of Landlord
     Delay, if any Landlord Delay shall occur.   The parties shall execute a
     Commencement Date Memorandum in the form of Exhibit C to this Lease to
                                                 ---------
     confirm the Commencement Date of the Lease.

8.   LANDLORD DELAY.    The term "Landlord Delay" as used in this Lease shall
     --------------
     mean any delay in the completion of work which is due to any act or omission of Landlord (wrongful, negligent or otherwise), its employees, agents or contractors (including acts or omissions while acting as agent or contractor for Tenant). The term Landlord Delay shall include, but shall not be limited to, any of the following, to the extent that such act or omission of Landlord actually delays Tenant in the completion of the Tenant
     Improvements: (i) delay in the giving of authorizations or approvals by Landlord beyond any period specified in the Lease; (ii) delay attributable to the acts or failure to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; or (iii) delay attributable to the interference of Landlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any such part to permit Tenant, its agents or contractors, access to and use of the Building or any Building facilities or services, including loading docks, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Improvements. Tenant shall give Landlord notice within five (5) days after the alleged occurrence of a Landlord Delay, which notice shall reasonably describe the nature and duration of the Landlord Delay, as a condition to the occurrence of a Landlord Delay, or it shall waive any right to assert a Landlord Delay.

9.   [INTENTIONALLY DELETED]

10.  INDEMNITY.  Tenant shall at all times after delivery of the Premises to
     ---------
     Tenant, during construction and prior to the Commencement Date, comply with any and all provisions of the Lease, except the obligation to pay Rent. Tenant shall indemnify defend and hold harmless Landlord and its agents, managers, employees, affiliates, subsidiaries, successors and assigns from and against any and all losses, claims (liquidated or unliquidated), damages, or expenses

     (including without limitation, attorney's fees and costs), arising out of or in connection with the work contemplated by this Agreement. The indemnity of Landlord by Tenant contained herein will survive termination of the Lease.

                                                                       EXHIBIT C
                                                                  TO LEASE DATED
                                                                January __, 1997
                                                              Between Prudential
                                                        and Silicon Gaming, Inc.
                          COMMENCEMENT DATE MEMORANDUM
                          ----------------------------



Landlord:    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
             a New Jersey corporation

TENANT:      SILICON GAMING  , a California corporation

LEASE DATE:  January __  ,1997

PREMISES:    685 Clyde Ave Mountain View, CA

Pursuant to Exhibit B of the above-referenced Lease, the Commencement Date
            ---------
hereby is established as ________________, 19__, and the Expiration Date is hereby established as _______________________, 20__.


                              LANDLORD

                              VOIT MANAGEMENT COMPANY, L.P.,
                              Managing Agent for THE PRUDENTIAL
                              INSURANCE COMPANY OF AMERICA, a New Jersey
                              Corporation





                              By: __________________________________

                              Its: _________________________________



                              TENANT

                              SILICON GAMING, INC.  , a California corporation

                              By: __________________________________

                                  ______________________ [Print Name]

                              Its: _________________________________

                                                                       EXHIBIT D
                                                                  TO LEASE DATED
                                                               January  __, 1997
                                                              Between Prudential
                                                      and Silicon Gaming ,  Inc.


                                   EXHIBIT D
                                   ---------


                             RULES AND REGULATIONS
                             ---------------------



1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and with prior notice, any sign installed or displayed in violation of this rule.

2. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations, except for HVAC and maintenance personnel.

4. If Tenant requires a burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry (500 lbs./sq.in.) and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

6. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.
     No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

7. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

9. Tenant shall not, without the prior written consent of Landlord, install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

10. Following completion of the initial Tenant Improvements, Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord unless Landlord's approval is not required under the Lease. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

11. Tenant shall store all its trash and garbage in a separate designated area. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal in a separate designated area.

12. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

13. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

15. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

16. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

17. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, except for medical vans, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one
     (1) parking space.

18. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

19. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

20. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations herein above stated and any additional rules and regulations which are adopted, provided that in the event of a conflict between the Rules and Regulations, as amended, and the Lease, the provisions of the Lease shall control.

21. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.